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                                                              Exhibit 99.(99)(a)

                                JPMORGAN TRUST I

                                JPMORGAN TRUST II

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints George C.W. Gatch, Robert L. Young, Patricia A. Maleski, Stephanie J. Dorsey, Jessica K. Ditullio, Avery P. Maher, Stephen M. Benham, Nancy E. Fields, Elizabeth A. Davin, Alaina V. Metz, Christopher D. Walsh, Stephen M. Ungerman, Suzanne E. Cioffi, Thomas J. Smith and Janet E. Squitieri, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trusts, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or officer of the Trusts, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Powers of Attorney may be signed in one or more counterparts, each of which shall me deemed an original, but all of which together shall constitute one and the same document.


/s/ William J. Armstrong                            /s/ William G.  Morton, Jr.
------------------------                            ---------------------------
William J. Armstrong                                William G. Morton, Jr.

/s/ Roland R. Eppley, Jr.                           /s/ Robert A. Oden, Jr.
-------------------------                           -----------------------
Roland R. Eppley, Jr.                               Robert A. Oden, Jr.

/s/ John F. Finn                                    /s/ Fergus Reid, III
----------------                                    --------------------
John F. Finn                                        Fergus Reid, III

/s/ Matthew Golstein                                /s/ Frederick W. Ruebeck
--------------------                                ------------------------
Dr. Matthew Goldstein                               Frederick W. Ruebeck

/s/ Robert J. Higgins                               /s/ James J. Schonbachler
---------------------                               -------------------------
Robert J. Higgins                                   James J. Schonbachler

/s/ Peter C. Marshall                               /s/ Leonard M. Spalding, Jr.
-------------------------                           ----------------------------
Peter C. Marshall                                   Leonard M. Spalding, Jr.

/s/ Marilyn McCoy
-----------------
Marilyn McCoy

                                                    Dated: February 18, 2005